DigitalGlobe + GeoEye
July 23, 2012


DIGITALGLOBE
GeoEye

Image: Florida Keys, FL | July 5, 2011 | 50cm

Forward Looking Statements

This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

This document contains forward-looking statements relating to the proposed strategic combination of DigitalGlobe and GeoEye pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approvals by DigitalGlobe and GeoEye stockholders may not be obtained; (2) there may be a material adverse change of GeoEye or the business of GeoEye may suffer as a result of uncertainty surrounding the transaction; (3) the anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected; (4) the costs or challenges related to the integration of DigitalGlobe and GeoEye operations could be greater than expected; (5) the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; (6) the impact of legislative, regulatory, competitive and technological changes; (7) the risk that the credit ratings of the combined company may be different from what the companies expect; (8) other business effects, including the effects of industry, economic or political conditions outside of the companies' control, transaction costs and actual or contingent liabilities; (9) the outcome of any legal proceedings related to the transaction; and (10) other risk factors as detailed from time to time in DigitalGlobe's and GeoEye's reports filed with the Securities and Exchange Commission ("SEC"), including their respective Annual Reports on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, which are available on the SEC's Web site (www.sec.gov). There can be no assurance that the strategic combination will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the strategic combination will be realized.

Neither DigitalGlobe nor GeoEye undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Important Information

In connection with the proposed strategic combination, DigitalGlobe plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of DigitalGlobe and GeoEye that also constitutes a prospectus of each of DigitalGlobe and GeoEye. DigitalGlobe and GeoEye will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about DigitalGlobe and GeoEye, free of charge, from the SEC's Web site (www.sec.gov). Investors may also obtain DigitalGlobe's SEC filings in connection with the transaction, free of charge, from DigitalGlobe's Web site (www.digitalglobe.com) under the tab "Investors" and then under the heading "SEC Filings," or by directing a request to DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, Attention: Corporate Secretary. Investors may also obtain DigitalGlobe's SEC filings in connection with the transaction, free of charge, from GeoEye's Web site (www.geoeye.com) under the tab "About Us – Investor Relations" and then under the heading "SEC Filings," or by directing a request to GeoEye, 2325 Dulles Corner Boulevard, Herndon, Virginia 20171, Attention: Corporate Secretary.

The respective directors and executive officers of DigitalGlobe and GeoEye and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding DigitalGlobe's directors and executive officers is available in its definitive proxy statement filed with the SEC on April 10, 2012, and information regarding GeoEye's directors and executive officers is available in its definitive proxy statement filed with the SEC on April 27, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

DigitalGlobe and GeoEye: A combination that creates value for all stakeholders.

1. Positions company for future growth through added scale and a more diversified customer base.
2. Delivers more than $1.5 billion in synergy savings.
3. Provides U.S. government with compelling solution in a budget-constrained environment.
4. Delivers increased value and more complete solutions to all customers.
5. Enhances financial strength to deliver benefits to customers, team members and shareowners.

Combination creates industry-leading geospatial information business.

Transaction component	Detail
Structure	Combination of DigitalGlobe stock and cash, with GeoEye shareowners electing one of three options in exchange for each GeoEye share: • Receive 1.137 shares of DigitalGlobe, plus $4.10 in cash per share • Receive $20.27 in cash, subject to proration • Receive 1.425 shares of DigitalGlobe, subject to proration
Ownership	• Approximately 64% DigitalGlobe shareholders • Approximately 36% GeoEye shareholders • Cerberus ownership 11%-13% common and preferred (as converted) • Morgan Stanley ownership of approximately 10%
Company Leadership	• Jeffrey R. Tarr, President & CEO
Governance	• Gen. Howell M. Estes III, Chairman • 10 directors; 6 selected by DigitalGlobe; 4 from GeoEye
Locations	• Headquarters in Longmont, Colorado • Significant presence in Virginia and Missouri
Anticipated Closing	• Late 4Q-12 or early 1Q-13
Approvals	• DigitalGlobe and GeoEye shareholders • Antitrust and various other U.S. Government consents

DIGITALGLOBE GeoEye

The combination dramatically increases the scale of our business…

DigitalGlobe and GeoEye Projected Revenue
$m


~ $387(1)
~ $600(2)
DigitalGlobe 2012
DigitalGlobe + GeoEye
Pro Forma 2012

(1) Based on most recent guidance.
(2) Adjusts for currently proposed lower U.S. Government fiscal year 2013 EnhancedView funding.

…and improves revenue diversification, with a smaller percentage from the U.S. Gov't.



Percentage of revenue from U.S. Government vs. all other sources
$m
~ $387(1)
~ $600(2)
All Other
37%
~ 50%
U.S. Government
63%
~ 50%
DigitalGlobe 2012
Pro forma

(1) Based on most recent guidance.
(2) Adjusts for currently proposed lower U.S. Government fiscal year 2013 EnhancedView funding.

The combination drives significant efficiencies.

- Deal anticipates net present value of more than $1.5 billion in operating and capital efficiency savings.
- Revenue synergies not currently included, but expected to emerge over time.
- Anticipates evolving to steady-state 3 satellite constellation.
- Will complete construction of both satellites currently under development.
- One next generation satellite to launch in 2013-14.
- The second to serve as a ground spare until launch in 2016-2018.

DIGITALGLOBE GeoEye

It provides a compelling solution to the U.S. Government in a time of budget constraints

- Allows National Geospatial-Intelligence Agency to fulfill the original promise of EnhancedView at a reduced cost.
- Creates more optimized constellation and ground infrastructure.
- Better integrates imagery collection, processing and analytics.
- Provides more stable and predictable funding environment for shareowners.

It delivers more value to customers with a broader suite of capabilities.

CUSTOMER WORKFLOW	Raw Image Capture	Basic Image Processing	Advanced Image Processing	Analysis / Map Building	Delivery
DigitalGlobe Capability	QuickBird WorldView-1 WorldView-2	Established	Early Stage	Early Stage	Established
GeoEye Capability	Ikonos GeoEye-1	Established	Established (St. Louis Prod. Services)	Established (Analytics, Online, Marine)	Established

DIGITALGLOBE GeoEye

The combination delivers attractive financial attributes.

- High recurring revenue with more than $3 billion in contracted backlog
- Dramatically improved Free Cash Flow profile
- Pro forma leverage of just over 3x with balance sheet flexibility for future investment in growth
- Greatly reduced annual normalized cap-ex of about $200 million
- Aligns economic and voting interests of Cerberus

Roadmap anticipates closing transaction in the fourth quarter or early in 2013.

Event	Anticipated Timing
Execute financing commitment and definitive merger agreement	Completed
Initiate planning and integration process	In process
DGI and GEOY shareholder approval	4-5 months
Receive regulatory approvals	4-6 months
Refinancing	Concurrent with closing
Anticipated Closing	Late 4Q-12 or early 1Q-13

DIGITALGLOBE GeoEye

*As a combined company, we will be better positioned to achieve our **Vision** to become the indispensable source of information about our changing planet.*

DIGITALGLOBE® GeoEye

Questions and Answers